EXHIBIT 23






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement Nos. 33-39987, 33-56728, and 333-39726 on Form S-8 and Registration Statement Nos. 333-33746, 333-80291, and 33-61309 on Form S-3 of our report dated October 8, 2004, appearing in the Annual Report on Form 10-K of Possis Medical, Inc. and subsidiaries for the year ended July 31, 2004.



Deloitte & Touche LLP
Minneapolis, Minnesota
October 12, 2004




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